EXHIBIT 99.2

CONSENT TO BE NAMED AS A PROSPECTIVE DIRECTOR

As required by Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference to my name as a prospective director of Creative Medical Technology Holdings, Inc. (the “Registrant”) in the prospectus forming a part of a registration statement on Form S-1 to be filed by the Registrant with the U.S. Securities and Exchange Commission, as amended from time to time. I also consent to the filing of this consent as an exhibit to the Registration Statement and any amendments thereto.

Dated: September 23, 2021	By:	/s/ Susan Snow
Susan Snow